Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-150452) of Lightning Gaming, Inc. and subsidiaries of our report dated March 30, 2020, relating to the consolidated financial statements and the financial statement schedule, which appears in this annual report on Form 10-K for the year ended December 31, 2019.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Lancaster, Pennsylvania

March 30, 2020